UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

     On April 1, 2009, Triad Guaranty Inc. (the “Company”) issued a press release announcing that the Illinois Director of Insurance (the “Illinois Director”) had issued a Corrective Order, which we received today, impacting the Company’s insurance subsidiaries, Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation collectively, “Triad”). Under the Order, effective June 1, 2009, or a later date established by the Illinois Director, all valid claims under Triad’s mortgage guaranty insurance policies will be paid 60% in cash and 40% by the creation of a deferred payment obligation (“DPO”). The DPO will be represented by a separate entry in Triad’s financial statements and will accrue a carrying charge based on the investment yield earned by Triad’s investment portfolio. Payments of the carrying charge and the DPO will be subject to Triad’s future financial performance and will require approval of the Illinois Director. Triad will continue to operate under the terms of the original Corrective Order in addition to this additional Corrective Order.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press release, dated April 1, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
April 1, 2009	Kenneth S. Dwyer Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 1, 2009